                                                                    EXHIBIT 99.1


                                        FOR RELEASE 6:45 A.M. CDT APRIL 29, 2003

                  Investor Contact:                   MEDIA CONTACT:
                  Perot Systems Corporation           Perot Systems Corporation
                  John Lyon                           Mindy Brown
                  phone: (972) 577-6132               phone: (972) 577-6165
                  fax: (972) 577-6790                 fax: (972) 577-4484
                  John.Lyon@ps.net                    Mindy.Brown@ps.net



Perot Systems Corporation
2300 West Plano Parkway
Plano, TX  75026
972.577.0000
www.perotsystems.com

                   PEROT SYSTEMS ANNOUNCES FIRST QUARTER 2003
                               FINANCIAL RESULTS

          Perot Systems signs new contracts valued at $752 million and expands its federal IT services business through the acquisition of
                              Soza & Company, Ltd.

Plano, TX - April 29, 2003 -- Perot Systems Corporation (NYSE: PER) today announced financial results for the first quarter of 2003. Revenue for the first quarter of 2003 was $338 million, a 4% increase year-to-year, with earnings per share (diluted), prior to the cumulative effect of a change in accounting principle, of $.14.

Effective January 1, 2003, Perot Systems adopted Emerging Issues Task Force Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"), for all of its contracts with multiple elements, which resulted in a charge for a cumulative effect of a change in accounting principle of $.25 per share (net of tax). Under Accounting Principles Board Opinion No. ("APB") 20, "Accounting Changes," Perot Systems is required to report pro forma earnings as if EITF 00-21 would have been applied to all periods reported. On this pro forma basis, earnings per share (diluted) would have declined from $.15 per share for the first quarter of 2002 to $.14 per share for the first quarter of 2003. This decline is primarily attributable to a decline in profit from short-term consulting offerings and certain aspects of the company's long-term account base, primarily resulting from reduced discretionary spending.

Ross Perot, Jr., president and CEO of Perot Systems, said, "Against the backdrop of a very challenging global economic environment, we continue to win new contracts; have built a thriving government practice; and have visibility into the areas where we can improve our performance. In many respects, 2003 has started on solid terms, but broad economic weakness continues to pressure profit margins and earnings, causing Perot Systems to begin 2003 on a lower earnings base.



                                     Page 1

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Perot Systems Announces 1Q 2003 Financial Results                   Page 2 OF 9

"This challenging environment, however, will not be an excuse for our team, but a catalyst for us to strengthen and focus our company even more. We continue to evaluate all aspects of our company with the objective of increasing productivity and efficiency, and to prepare ourselves for a range of potential market conditions. This evaluation is not a one-time event, but a continual process to ensure that our company achieves its long-term business objectives in an efficient and effective manner."

First Quarter 2003 business highlights include:

o Signing new contracts valued at $752 million of total revenue, bringing the total value of contracts signed during the past twelve months to $1.6 billion.

o        Revenue growing sequentially by 2% to $338 million.

o Perot Systems expanding its presence within the Federal IT Services market through the acquisition of Soza and Company, Ltd. With this acquisition, Perot Systems Government Services will expand to more than $200 million of revenue for the full year 2003.

o SG&A as a percentage of revenue declining from 13.8% of revenue for the first quarter of 2002 to 12.8% of revenue for the first quarter of 2003. Since Perot Systems began its process of increasing the efficiency of its overhead structure during the third quarter of 2000, SG&A, prior to the effect of acquisitions, has fallen by 16%.

o Perot Systems exceeding the 10,000-employee mark during the first quarter.

For the first quarter of 2003, Perot Systems revenue of $338 million came from three primary lines of business:

o IT Solutions, Perot Systems line of business that provides commercial outsourcing solutions customized to specific vertical markets, contributed first quarter 2003 revenue of $290 million, a decrease of 7% year-to-year, or a decrease of 1% on an organic basis, which excludes activities the company exited and applies EITF 00-21 on a pro forma basis to the first quarter of 2002.

o Perot Systems Government Services, the company's Federal IT Services line of business, achieved first quarter 2003 revenue of $35 million, all of which comes from the acquisitions of ADI Technology Corporation completed during July of 2002 and Soza and Company, Ltd. completed during February of 2003.

o Perot Systems Consulting line of business, consisting of its project-based application development, systems integration and package implementation practices, contributed first quarter 2003 revenue of $13 million, a 14% decline year-to-year.

Perot Systems Announces 1Q 2003 Financial Results                   Page 3 OF 9


TREND INFORMATION, ACCOUNTING CHANGE, AND BUSINESS OUTLOOK

The information contained within this section and the accompanying footnotes to the financial statements are important for understanding current and future performance. Some of these statements involve projections of Perot Systems future financial performance and are based on current expectations. These statements are forward-looking, and actual results may differ materially. In formulating the company's projections, the company has considered recent and potential sales, acquisitions and current market conditions, with these factors being subject to risks and uncertainties as detailed within this press release.

Effective January 1, 2003, Perot Systems adopted EITF 00-21 on both a prospective basis and for existing customer contracts. This voluntary adoption for existing contracts, which Perot Systems believes provides greater transparency into the performance of its multi-element arrangements, resulted in a charge for the cumulative effect of a change in accounting principle, net of tax, of $.25 per share, and included a charge of $.11 per share to recognize an estimated loss on a contract element included in an otherwise profitable contract. On a GAAP pro forma basis, which applies the cumulative effect of a change in accounting principle to the relevant prior periods as required by APB 20, earnings (loss) per share (diluted) for 2001 and 2002 would have been ($.09) and $.52, respectively. The 2002 pro forma earnings per share includes the previously mentioned $.11 per share charge to recognize an estimated loss on an element of an otherwise profitable contract. Using this same pro forma method, Perot Systems quarterly earnings per share (diluted) for the first, second, third and fourth quarters of 2002 would have been $.15, $.10, $.13, and $.15, respectively.

For the second quarter of 2003, Perot Systems expects revenue to range from $353 million to $363 million, representing year-to-year growth of between 6% and 9%. On a sequential first quarter to second quarter basis:

o New sales and a full quarter of revenue from the acquisition of Soza and Company, Ltd. are expected to add between $27 million and $37 million of revenue.

o The second quarter revenue range includes $10 million to $15 million of potential sequential declines within Perot Systems account base. For the second half of 2003, Perot Systems does not have indications of further material sequential discretionary spending pressure within its account base.

For the second quarter of 2003, earnings per share (diluted), is expected to range from $.12 to $.14 with this range incorporating spending pressure in the company's account base, as well as start-up costs on new contracts. This range does not contemplate any costs stemming from changes or actions that may result from management's ongoing review of operations. Perot Systems voluntary early adoption of EITF 00-21 for existing contracts, as well as contracts signed during the first

Perot Systems Announces 1Q 2003 Financial Results                   Page 4 OF 9

quarter of 2003, is expected to reduce forecasted second quarter 2003 earnings per share by approximately $.03, and is incorporated into the previously mentioned range.

CONFERENCE CALL

Perot Systems will hold a conference call to review first quarter 2003 results of operations on April 29, 2003 at 10:15 a.m. EDT. Parties interested in participating may join the conference call via the Internet at www.perotsystems.com.



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Perot Systems Announces 1Q 2003 Financial Results                   Page 5 OF 9

PEROT SYSTEMS CORPORATION
INCOME STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31
(MILLIONS OF USD, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                                           Three Months Ended March 31
                                                                  -----------------------------------------------
                                                                     2002              2003             % Change
                                                                  ----------        ----------         ----------
IT Solutions                                                      $    310.2        $    289.6                 (7)%
Government Services                                                       --              35.0                n/a
Consulting                                                              15.1              13.0                (14)%
Other                                                                    0.5               0.4                (20)%
                                                                  ----------        ----------         ----------
  Total Revenue 1)                                                     325.8             338.0                  4%
Direct Cost of Services 2)                                             251.8             272.1                  8%
                                                                  ----------        ----------         ----------
  Gross Profit                                                          74.0              65.9                (11)%
Selling, General & Admin                                                45.0              43.4                 (4)%
                                                                  ----------        ----------         ----------
  Operating Income                                                      29.0              22.5                (22)%
Earnings From Unconsolidated Affiliates 3)                               1.9               1.5                (21)%
Other Income/(Expense) 4)                                                0.2               1.3                550%
Interest Income, net                                                     1.0               0.7                (30)%
                                                                  ----------        ----------         ----------
  Pretax Income                                                         32.1              26.0                (19)%
Income Tax Expense                                                      12.7              10.1                (20)%
                                                                  ----------        ----------         ----------
  Income before cumulative effect of accounting change                  19.4              15.9                (18)%
Cumulative effect of accounting change, net of tax 5)                     --             (28.6)               n/a
                                                                  ----------        ----------         ----------
Net income (loss)                                                 $     19.4        $    (12.7)              (165)%
                                                                  ==========        ==========         ==========
Per Share Data:
  Income before cumulative effect of accounting change            $     0.17        $     0.14                (18)%
  Cumulative effect of accounting change 5)                               --             (0.25)               n/a
                                                                  ----------        ----------         ----------
  Earnings (Loss) Per Share (Diluted) 6)                          $     0.17        $    (0.11)              (165)%
Shares Outstanding (Diluted)                                           115.6             113.9                 (1)%

Perot Systems Announces 1Q 2003 Financial Results                   Page 6 OF 9

BALANCE SHEET
(MILLIONS OF USD)
(UNAUDITED)

                                                        As of             As of
                                                     12/31/2002         3/31/2003        % Change
                                                     ----------        ----------        ----------
Cash 7)                                              $    212.9        $    127.8               (40)%
Accounts Receivable, net                                  162.4             197.3                21%
Prepaid Expenses and Other                                 42.3              47.9                13%
                                                     ----------        ----------        ----------
Total Current Assets                                      417.6             373.0               (11)%
Property, Equip. & Soft., net                              62.5              61.9                (1)%
Long-term Accrued Revenue                                  74.5              45.4               (39)%
Goodwill, net                                             211.1             283.0                34%
Other Non-current Assets                                   76.6             104.0                36%
                                                     ----------        ----------        ----------
Total Assets                                         $    842.3        $    867.3                 3%
                                                     ==========        ==========        ==========

Current Liabilities                                  $    155.5        $    188.9                21%
Long-term Liabilities                                      10.2              10.1                (1)%
Stockholders' Equity                                      676.6             668.3                (1)%
                                                     ----------        ----------        ----------
Total Liabilities & Stockholders' Equity             $    842.3        $    867.3                 3%
                                                     ==========        ==========        ==========


FINANCIAL STATEMENT NOTES

1) For the first quarter of 2003, total revenue grew by 4% year-to-year. Perot Systems IT Solutions line of business declined by $21 million year-to-year. This decline is primarily attributable to a $23 million year-to-year decline in short-term consulting offerings and certain aspects of the company's long-term account base. Contracts signed during the past twelve months contributed $19 million of revenue growth year-to-year. Account activities that Perot Systems exited or is in the process of exiting, which declined by $13 million year-to-year, include two joint ventures the company exited during 2002. Additionally, Perot Systems recorded $3.8 million more revenue in the first quarter of 2002 than what would have been recorded under the principles of EITF 00-21. Perot Systems Consulting line of business declined by $2.1 million, or 14% year-to-year primarily as a result of lower revenue for custom application solutions and package implementation services. Perot Systems Government Services was formed during the past year through the acquisitions of ADI Technology Corporation and Soza and Company, Ltd. All of the revenue from this line of business is attributable to these two acquisitions.


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Perot Systems Announces 1Q 2003 Financial Results                   Page 7 OF 9


2) Direct cost of services for the three months ended March 31, 2003, includes $2.0 million of expense associated with unfulfilled minimum purchase commitments.

3) Amounts represent earnings from Perot Systems' 49.5% ownership interest in HCL Perot Systems (HPS), its India-based offshore software solutions and services provider.

4) Other Income/(Expense) for the three months ended March 31, 2003, includes a $1.2 million non-investment interest payment.

5) In November 2002, the EITF reached a consensus on EITF 00-21, regarding when and how to separate elements of a contract into separate units of accounting. Perot Systems is required to adopt EITF 00-21 for all new revenue arrangements entered into in fiscal periods beginning after June 15, 2003, but also may apply the provisions of EITF 00-21 to existing contracts and record the effect of adoption as a cumulative effect of a change in accounting principle. Perot Systems adopted EITF 00-21 as of January 1, 2003, for both existing and prospective customer contracts. This voluntary adoption for existing contracts resulted in a charge for the cumulative effect of a change in accounting principle of $46.1 million ($28.6 million, net of tax), or $.25 per share, which includes an estimated charge of $19.5 million ($12.1 million, net of tax), or $.11 per share, to recognize a loss on a contract element included in an otherwise profitable contract.

6) Perot Systems accounts for its employee and non-employee director stock option activity under APB 25, "Accounting for Stock Issued to Employees" and related interpretations. Had the company elected to adopt FAS 123, "Accounting for Stock Based Compensation," the pro forma diluted earnings per common share for the three months ended March 31, 2002 and 2003, would be $.14 and ($.15), respectively.

7) For the three months ended March 31, 2003, net cash decreased by $85.1 million from $212.9 million at December 31, 2002. Net Cash Provided by (Used in) Operating, Investing, and Financing activities were $8.3 million, ($96.0 million), and $0.8 million, respectively, for the three months ended March 31, 2003.

Perot Systems Announces 1Q 2003 Financial Results                   Page 8 OF 9


PRESENTATION OF NON-GAAP FINANCIAL INFORMATION WITHIN THIS PRESS RELEASE


In an effort to provide investors with additional information regarding the company's results as determined by GAAP, Perot Systems discloses certain non-GAAP financial information, which management believes provides useful information to readers of this press release. Management refers to three non-GAAP financial measures within this press release:

Organic Revenue Decline for IT Solutions is Perot Systems reported revenue decline for IT Solutions, excluding activities the company exited and applying EITF 00-21 on a pro forma basis to all prior periods reported. Perot Systems management team believes that this non-GAAP measure is meaningful and important to investors because the company has exited, or divested, various operations during the past few years. This non-GAAP measure provides investors with additional information regarding the drivers of growth and contraction within the company's business. Additionally, and consistent with APB 20, the company is providing additional disclosure on how its adoption of EITF 00-21 has affected revenue from period to period. The organic revenue decline from first quarter of 2002 of 1% for IT Solutions is calculated based on the reported revenue decline of $20.6 million, adjusted for a decrease in revenue of $12.7 million associated with exited activities and a decrease in revenue of $3.8 million related to revenue recorded in the first quarter of 2002 that would not have been recorded in that period under the principles of EITF 00-21.

SG&A, Prior to the Effect of Acquisitions, is Perot Systems reported SG&A for the first quarter of 2003, less the SG&A expense associated with acquisitions completed since the third quarter of 2000. Since the third quarter of 2000, Perot Systems management team has actively targeted reducing SG&A and improving the efficiency of its overhead structure. Perot Systems management team believes that this non-GAAP measure is meaningful and important to investors to show how organic SG&A has been reduced prior to the additional SG&A resulting from six acquisitions completed since July of 2000. This non-GAAP measure provides investors with additional information regarding the effectiveness of Perot Systems activities aimed at reducing SG&A. For the first quarter of 2003, SG&A prior to the effect of acquisitions was approximately $36 million, while total company SG&A was approximately $43 million for the third quarter of 2000 (excluding $1.6 million of goodwill amortization that was recorded prior to the adoption of FAS 142, "Goodwill and Other Intangible Assets," which was effective January 1, 2002).

Projected Earnings Per Share (Diluted) Excluding Charges Relating to Management's Ongoing Review of Operations is Perot Systems projected earnings per share (diluted) range for the second quarter of 2003, excluding the effect of any possible charges associated with actions that might be taken in response to management's ongoing review of operations. Management's review of ongoing operations may result in actions designed to reduce costs or otherwise improve operational efficiency. If management determines that such actions are appropriate, there may be expenses associated with



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Perot Systems Announces 1Q 2003 Financial Results                   Page 9 OF 9


taking those actions. Perot Systems cannot currently estimate any expenses that may be incurred and therefore cannot reflect those expenses in forward-looking projections.

ABOUT PEROT SYSTEMS

Perot Systems is a worldwide provider of information technology services and business solutions. Through its flexible and collaborative approach, Perot Systems integrates expertise from across the company to deliver custom solutions that enable clients to accelerate growth, streamline operations and create new levels of customer value. Headquartered in Plano, Texas, Perot Systems has more than 400 clients and reported 2002 revenue of $1.3 billion. The company has more than 10,000 associates located in North America, Europe, and Asia. Additional information on Perot Systems is available at http://www.perotsystems.com.

This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "forecasts," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating all forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as: the loss of major clients; deterioration of project and consulting-based revenue and profit associated with deteriorating market conditions; the Company's ability to achieve future sales; changes in its UBS relationship and variability of revenue and expense associated with its largest customer, as well as other clients; a portion of client revenue and profits represent spending above contractual minimums, which could be deemed as discretionary by clients and result in lower revenue and earnings for the Company with limited notice; the current and future performance of client contracts; risks associated with non-recoverable cost overruns on software development contracts; growing start-up businesses; the highly competitive market in which the Company operates; risks associated with signed contracts that must receive regulatory approval; the variability of quarterly operating results; the reliance on estimates that involve successful completion of future actions; guaranteed purchase agreements; changes in technology; changes to accounting methods; risks associated with acquisitions and divestitures; and risks related to international operations. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the U.S. Securities and Exchange Commission and available at www.sec.gov, for additional information regarding risk factors. The Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise.


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